EXHIBIT 23.2












                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 17, 1998, on the Company's 1997 financial statements and schedules included in the Company's Transition Report on Form 10-K for the six-month period ended December 31, 1997, and to all references to our firm included in this Registration Statement on Form S-8.



                                       ARTHUR ANDERSEN LLP





Charlotte, North Carolina
September 25, 1998